Exhibit 5.1

November 23, 2010

China Shengda Packaging Group Inc.

No. 2 Beitang Road

Xiaoshan Economic and Technological Development Zone

Hangzhou, Zhejiang Province 311215

People’s Republic of China

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special Nevada counsel for China Shengda Packaging Group Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) up to 11,645,631 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”), of which 10,000,000 shares of Common Stock will be offered and sold by the Company, 145,631 shares of Common Stock will be offered and sold by the Selling Stockholder named in the primary offering prospectus (the “Selling Stockholder”) and up to 1,500,000 shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters (collectively, the “Shares”), and (ii) 1,310,680 shares of Common Stock (the “Secondary  Shares”), held by the selling stockholders named in the resale prospectus included in the Registration Statement (the “Resale Selling Stockholders”), in each case, pursuant to a Registration Statement on Form S-1 (such Registration Statement, as amended or supplemented from time to time, is herein referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

The Shares are to be sold to the underwriters (the “Underwriters”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”), between the Company, the Selling Stockholder and the Underwriters.

In connection with this opinion, we have examined and relied upon the Registration Statement and we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares and Secondary Shares.  We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all

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documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion.  The opinion expressed herein is limited to the laws of the State of Nevada. We express no opinion concerning the law of any other jurisdiction. This opinion is limited to the law in effect and the facts in existence as of the date of this letter. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion expressed herein.

Based upon and subject to the foregoing, we are of the opinion that:

The Shares have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.  The Secondary Shares, to be offered by the Resale Selling Stockholders pursuant to the Registration Statement, have been duly authorized and legally issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm, as counsel, under the heading “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very Truly Yours,

/s/ Holland & Hart LLP

Holland & Hart LLP